EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the common shares of Validus Holdings Ltd. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing.  In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 14, 2012.

BANK OF AMERICA CORPORATION
By:	/s/ Michael Didovic Name: Michael Didovic Title: Authorized Signatory

MERRILL LYNCH & CO., INC
By:	/s/ Lawrence Emerson Name: Lawrence Emerson Title: Attorney-In-Fact

MERRILL LYNCH GROUP, INC.
By:	/s/ Margaret Nelson Name: Margaret Nelson Title: Authorized Signatory

MERRILL LYNCH VENTURES, LLC
By:	/s/ Margaret Nelson Name: Margaret Nelson Title: Vice President and Secretary

MERRILL LYNCH VENTURES L.P. 2001 By: Merrill Lynch Ventures, LLC, its general partner
By:	/s/ Margaret Nelson Name: Margaret Nelson Title: Vice President and Secretary MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ Lawrence Emerson
Name: Lawrence Emerson Title: Attorney-in-Fact BANK OF AMERICA, NATIONAL ASSOCIATION
By:	/s/ Michael Didovic Name: Michael Didovic Title: Authorized Signatory